NEWS RELEASE

Investor/Media Contact:
William E. Redmond, Jr., 973-515-1821
Email: IR@gentek-global.com

GenTek Inc. Announces Senior Management Changes

PARSIPPANY, N.J. September 8, 2006—GenTek Inc. (NASDAQ: GETI) today announced two changes in its Senior Leadership Team.

Andrew P. Hines, Vice President and Chief Financial Officer of the Company since October 2005, has chosen to resign from all of his positions with the Company, effective immediately, in order to pursue other interests. Commenting on Mr. Hines’ departure, William E. Redmond, Jr., President and Chief Executive Officer of the Company stated: “We thank Andy for his contributions and sincerely wish him well in all his future endeavors. He has contributed to the development of a stronger GenTek corporate finance department.”

Thomas B. Testa has been appointed Vice President and Chief Financial Officer of GenTek Inc., effective immediately. Since August 2004, Mr. Testa, 44, has been Vice President and General Manager of GenTek’s General Chemical Performance Chemicals Group. Mr. Testa has held a number of assignments of increasing responsibility at General Chemical since joining the company in 1991, including the role of Group Controller. Mr. Testa has a Bachelor of Science degree in Chemical Engineering from the New Jersey Institute of Technology and a Master of Business Administration in Finance from New York University.

In welcoming Mr. Testa to his new role at GenTek, Mr. Redmond noted that “GenTek is fortunate to have an individual with Tom’s knowledge of the Company, his financial background and strategic experience ready step into the role of Vice President and Chief Financial Officer of GenTek Inc. His leadership of the General Chemical business has resulted in the expansion of GenTek value creation through operating efficiencies, customer development, margin improvements and accretive acquisitions. I look forward to working closely with him as a business and strategic partner. ”

The Company also announced today the appointment of Vincent J. Opalewski as Vice President and General Manager – General Chemical Performance Chemicals Group, succeeding Mr.Testa in that position. Since 2005, Mr. Opalewski, 43, has served as General Chemical’s Vice President Sales and Marketing. Mr. Opalewski joined General Chemical Corporation in 1990 and has held a number of positions of increasing responsibility in finance, general management and sales/marketing. Most notably, in 1992 he was Controller of the Water Chemicals business and from 1999-2005, was the General Manager of the Sulfur Products business. Mr. Opalewski has a Bachelor of Science degree in Chemical Engineering from the Stevens Institute of Technology and Master of Business Administration in Finance from Columbia University.

In welcoming Mr. Opalewski to GenTek’s Senior Leadership Team, Mr. Redmond noted that “the appointment of Vince Opalewski as leader of our Performance Chemicals Group clearly demonstrates the strength and versatility of our management team.”

About GenTek Inc
GenTek provides specialty inorganic chemical products and services for treating water and wastewater, petroleum refining, and the manufacture of personal-care products, valve-train systems and components for automotive engines and wire harnesses for large home appliance and automotive suppliers. GenTek operates over 60 manufacturing facilities and technical centers and has approximately 6,500 employees.

GenTek’s 2,000-plus customers include many of the world’s leading manufacturers of cars and trucks, heavy equipment, appliances and office equipment, in addition to global energy companies and makers of personal-care products. Additional information about the company is available at www.gentek-global.com.

Forward Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements, other than statements of historical facts, included herein may constitute forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that our assumptions made in connection with the forward-looking statements are reasonable, there can be no assurances that these assumptions and expectations will prove to have been correct. Important factors that could cause actual results to differ from these expectations include, among others, our outstanding indebtedness and leverage; the impact of the restrictions imposed by our indebtedness; our ability to fund and execute our business plan; potential adverse developments with respect to our liquidity or results of operations; the high degree of competition in certain of our businesses, and the potential for new competitors to enter into those businesses, including competition from foreign sources; continued or increased price pressure in our markets; customers and suppliers seeking contractual and credit terms less favorable to us; our ability to maintain customers and suppliers that are important to our operations; our ability to attract and retain new customers; the impact of possible substantial future cash funding requirements for our pension plans, including if investment returns on pension assets are lower than assumed; the impact of any possible failure to achieve targeted cost reductions; increases in the cost of raw materials, including energy and other inputs used to make our products; future modifications to existing laws and regulations affecting the environment, health and safety; change in laws or tariffs affecting imports or exports to and from the countries in which we operate; discovery of unknown contingent liabilities, including environmental contamination at our facilities; suppliers’ delays or inability to deliver key raw materials; breakdowns or closures of our or certain of our customers’ plants or facilities; inability to obtain sufficient insurance coverage or the terms thereof; domestic and international economic conditions, fluctuations in interest rates and in foreign currency exchange rates; the cyclical nature of certain of our businesses and markets; the potential that actual results may differ from the estimates and assumptions used by management in the preparation of the consolidated financial statements; future technological advances which may affect our existing product lines; the potential exercise of our Tranche B and Tranche C warrants and other events could have a substantial dilutive effect on our common stock; and other risks detailed from time to time in our SEC reports. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur.